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Exhibit 23.2


         CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO: U. S.  Microbics, Inc.

As registered independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of U. S. Microbics, Inc. for the year ended September 30, 2003 of our report dated December 13, 2003 and contained in the Registration Statement No. 333-114478 of U. S. Microbics, Inc. Form S 8 under the Securities Act of 1933 insofar as such report relates to the financial statements of U. S. Microbics, Inc. for the year ended September 30, 2003.



 /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
 --------------------------------------------
     Russell Bedford Stefanou Mirchandani LLP



New York, New York
January 11, 2005